UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

FIIC Holdings, Inc.
(Exact name of registrant specified in charter)

Delaware	000-33339	20-4397836
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Bethel Road, First Floor, Columbus, Ohio 43220
(Address of principal executive offices) (Zip Code)

(614) 326-5469
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 1, 2006, FIIC Holdings, Inc., a Delaware corporation, (the “Registrant”) entered into a series of Convertible Promissory Notes (the “Notes”), providing an aggregate of $310,000 in proceeds (“Proceeds”) to the Registrant. The Notes bear simple interest at 8% per annum, and the principal and any accrued interest is due and payable on or before May 2, 2007.

The Notes were issued to the following persons (“Holders”) and in the following amounts: Mr. Jeff Banks ($50,000); Mr. Dean Barrett, ($25,000); Mr. Louis Bilinovich ($50,000); Mr. Steven Blake ($25,000); Mr. Tom Buda, ($15,000); Mr. Sheldon Hoffman ($25,000); Mr. Tom O’Leary, ($70,000); and Mr. William Ziegler ($50,000). Mr. Barrett is a member of the Registrant’s Board of Directors, and Mr. O’Leary is the Registrant’s Vice President of Underwriting.

Concurrent with issuance of the Notes, the Registrant entered into a short term escrow agreement that requires that the Proceeds will be held in escrow pending the satisfaction of certain financing conditions. Upon satisfaction of such conditions, the Proceeds will be released to the Registrant and utilized only for purposes of meeting development and organizational expenses of the Registrant that have been pre-approved by the Registrant’s Board of Directors. If such conditions are not satisfied within thirty (30) days from the date of deposit of the Proceeds into escrow, the Proceeds will be returned to Holder and the Notes shall be null and void.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above, incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

Pursuant to the transaction described in Item 1.01 above, the description of which is incorporated herein by reference, on May 1, 2006, the Registrant entered into a series of Notes, the entire amount of outstanding principal and accrued interest of which are convertible at any time at the option of the Holder into restricted shares of the Registrant’s Common Stock at a rate of $0.50 per share. However, the Notes automatically convert into restricted shares of the Registrant’s Common Stock at the close of the Registrant’s next round of equity financing yielding gross proceeds of at least $2,000,000. Upon any conversion, the Notes will cease to represent a debt, and will instead signify only that the Holder has a right to receive certificates evidencing the Common Stock to which the Holder is entitled.

No shares will be issued for this purpose unless and until the Proceeds are released from escrow. Upon satisfaction of the escrow conditions and upon the resulting release of the Proceeds from the escrow account, each of the Holders shall receive a loan closing fee, to be paid in the form of restricted shares of the Registrant’s Common Stock, par value $0.001 per share, totaling an aggregate of 826,667 shares.

The Registrant issued the Notes, and anticipates issuing the Common Stock related to the loan closing fee, pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each Holder executed a detailed subscription agreement to the Registrant representing, among other things, that (1) he is an accredited investor within the meaning of Regulation D, promulgated under the Securities Act; (2) he is aware of the risks of the investment; and (3) the Notes were not offered or issued as part of any public offering. No underwriters participated in this transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of FIIC Holdings, Inc. Convertible Promissory Note
10.1	Form of FIIC Holdings, Inc. Subscription Agreement
10.2	Form of Escrow Agreement dated May 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIIC HOLDINGS, INC.

Date: May 5, 2006	By:	/s/ James W. France
James W. France
President and Chief Executive Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of FIIC Holdings, Inc. Convertible Promissory Note
10.1	Form of FIIC Holdings, Inc. Subscription Agreement
10.2	Form of Escrow Agreement dated May 1, 2006